UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/01/2006

RUBINCON VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

DE	510388133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Rubincon Ventures Inc.
1313 East Maple Street, Suite 223
Bellingham, WA 98225
(Address of principal executive offices, including zip code)

(360)-685-4240
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02.    Unregistered Sales of Equity Securities

On February 1, 2006, Rubincon Ventures Inc. (the "Company") entered into Subscription Agreements, which were amended and restated as of February 15, 2006 (as amended, the "Subscription Agreements")with two investors, relating to the issuance and sale in a private placement ("Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").   Pursuant to the Subscription Agreements, the Company agreed to issue 5,000,000 shares of common stock at a price of $1.00 per share. The Company received gross proceeds of $5,000,000 into trust, with the release of such proceeds subject to certain conditions. The conditions were met as of February 15, 2006 ("Closing"), and the Company will receive $5,000,000 in gross proceeds. There were no underwriting discounts or commissions.

The issuance and sale of the common stock pursuant to the Subscription Agreements is being made on reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection of the Private Placement. Each of the certificates representing shares of the Company's common stock issued pursuant to the Subscription Agreement will contain restrictive legends preventing the sale, transfer or other disposition of such shares, unless registered under the Securities Act.

The proceeds from this sale of securities are intended to be used by the Company primarily for acquisitions (each, an "Acquisition") to be made subsequent to the acquisition of an operating company by the Company as a result of which the Company is no longer a shell company as defined under the federal securities laws, of other businesses, assets, technologies and intellectual property, and for investments in research and development to complement the Company's business plans. The Subscription Agreements were further amended by letter agreements dated February 22, 2006 to extend the date by which the Company is required to register the private placement shares. The Company is now obligated to use its best efforts to file with the Securities and Exchange Commission a registration statement registering for resale the shares issued in this sale on the earlier of (i) 90 days after the closing of an Acquisition or (ii) nine months of the date of the subscribers' subscription date, which subscription date is February 15, 2006 (such earlier date, the "Filing Date"). The purchasers also have piggy-back rights if the Company files a registration statement registering shares other than the private placement shares prior to the Filing Date. In the event that the Company does not file a registration statement by the Filing Date, then the investors will be entitled to receive an additional number of common shares of stock equal to 10% of the number of shares of common stock for which they subscribed.

The description set forth herein of the terms and conditions of the Private Placement is qualified in its entirety by reference to the full text of the Subscription Agreements, as amended by letter agreement, the forms of which are filed with this report as Exhibits 10.1, 10.2, and 10.3 and incorporated by reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1   Form of Subscription Agreement
Exhibit 10.2   Letter Agreement amending Subscription Agreement
Exhibit 10.3   Letter Agreement amending Subscription Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBINCON VENTURES INC.

Date: February 27, 2006	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Letter Agreement Amendment
EX-10.3